UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 2, 2012

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15317	98-0152841
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Spectrum Center Blvd. San Diego, CA 92123
(Address of principal executive offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

Effective June 30, 2012, we entered into revised executive agreements with our named executive officers that provide certain payments and benefits upon a change of control of the company. These revised executive agreements amend certain material provisions in the prior executive agreements, as summarized below. The description of our existing executive agreements can be found in our most recent annual proxy statement, which was filed on Form DEF14A on October 4, 2011.

The revised executive agreements eliminated the excise tax gross-up payment payable to our named executive officers. They include instead a “best pay” limitation, which reduces the severance payments and benefits payable to the extent necessary so that no portion of any payments or benefits payable upon a change of control of our company would be subject to the excise tax under Section 280G of the US Internal Revenue Code.

In addition, the revised executive agreements include a provision to reimburse legal fees to the prevailing party in the event of a dispute under the agreement between the company and the named executive officer.

The revised executive agreements are substantially in the form of the executive agreement attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibits:	Description of Document

99.1	Form of Executive Agreement

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

RESMED INC.

Date: July 2, 2012	By:	/s/ David Pendarvis
Name: David Pendarvis
Its: Chief administrative officer, global general counsel and secretary

EXHIBIT INDEX

Exhibits:	Description of Document

99.1	Form of Executive Agreement